Exhibit 10.27

AMENDED AND RESTATED GENERAL CONTINUING GUARANTY

This AMENDED AND RESTATED GENERAL CONTINUING GUARANTY (this “Guaranty”), dated as of December 10, 2010, is executed and delivered by HAWAIIAN HOLDINGS, INC., a Delaware corporation (“Guarantor”), in favor of WELLS FARGO CAPITAL FINANCE, INC., a California corporation, as agent for the Lender Group and the Bank Product Providers (in such capacity, together with its successors and assigns, if any, in such capacity, “Agent”), in light of the following:

WHEREAS, Guarantor, HAWAIIAN AIRLINES, INC., a Delaware corporation (“Borrower”), the below defined Lenders, and Agent are, contemporaneously herewith, entering into that certain Amended and Restated Credit Agreement of even date herewith (as amended, restated, modified, renewed or extended from time to time, the “Credit Agreement”);

WHEREAS, Guarantor is a party to that certain General Continuing Guaranty, dated as of June 2, 2005 (as amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Original Guaranty”), in favor of Agent;

WHEREAS, Guarantor is an Affiliate of Borrower and, as such, will benefit by virtue of the financial accommodations extended to Borrower by the Lender Group or the Bank Product Providers; and

WHEREAS, in order to induce Agent and the Lenders to enter into the Credit Agreement and the other Loan Documents and to induce the Lender Group and the Bank Product Providers to extend the loans and other financial accommodations to Borrower pursuant to the Loan Documents and the Bank Product Agreements, and in consideration thereof, and in consideration of any loans or other financial accommodations heretofore or hereafter extended by the Lender Group and the Bank Product Providers to Borrower pursuant to the Loan Documents and the Bank Product Agreements, Guarantor has agreed to (a) amend, restate and modify, but not extinguish, the Original Guaranty and (b) guaranty the below defined Guarantied Obligations.

NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees to amend and restate the Original Guaranty in its entirety as follows:

1.             Definitions and Construction.

(a)           Definitions.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.  The following terms, as used in this Guaranty, shall have the following meanings:

“Agent” has the meaning set forth in the preamble to this Guaranty.

“Borrower” has the meaning set forth in the recitals to this Guaranty.

“Credit Agreement” has the meaning set forth in the recitals to this Guaranty.

“Disposition” means any sale, lease or other disposition of Collateral by Agent, together with any other exercise of secured creditor remedies by Agent in respect of the Collateral.

“Guarantied Obligations” means all of the Obligations (including any Bank Product Obligations) now or hereafter existing, whether for principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), fees (including the fees provided for in the Fee Letter), Lender Group Expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), or otherwise, and any and all expenses (including reasonable counsel fees and expenses) incurred by Agent, any other member of the Lender Group, or any Bank Product Provider (or any of them) in enforcing any rights under this Guaranty.  Without limiting the generality of the foregoing, Guarantied Obligations shall include all amounts that constitute part of the Guarantied Obligations and would be owed by Borrower to Agent, any other member of the Lender Group, or any Bank Product Provider but for the fact that they are unenforceable or not allowable, including due to the existence of a bankruptcy, reorganization, other Insolvency Proceeding or similar proceeding involving Borrower or any other guarantor.

“Guarantor” has the meaning set forth in the preamble to this Guaranty.

“Guaranty” has the meaning set forth in the preamble to this Guaranty.

“Insolvency Proceeding” has the meaning set forth in the Credit Agreement.

“Lender Group” means each of the Lenders (including the Issuing Lender and the Swing Lender) and Agent, or any one or more of them.

“Lenders” means, individually and collectively, each of the lenders identified on the signature pages to the Credit Agreement, and shall include any other Person made a party to the Credit Agreement in accordance with the provisions thereof (together with their respective successors and assigns).

“Obligations” has the meaning set forth in the Credit Agreement.

“Original Guaranty” has the meaning set forth in the recitals to this Guaranty.

“Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

“Voidable Transfer” has the meaning set forth in Section 9 of this Guaranty.

(b)           Construction.  Unless the context of this Guaranty clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the part includes the whole, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.”  The words “hereof,” “herein,” “hereby,” “hereunder,” and other similar terms in this Guaranty refer to this Guaranty as a whole and not to any particular provision of this Guaranty.  Section, subsection, clause, schedule, and exhibit references herein are to this Guaranty unless otherwise specified.  Any reference in this Guaranty to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein).  The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts, and contract rights.  Neither this Guaranty nor any uncertainty or ambiguity herein shall be construed or resolved against the Lender Group or Guarantor, whether under any rule of construction or otherwise.  On the contrary, this Guaranty has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of Guarantor and Agent.  Any reference herein to the satisfaction, repayment, or payment in full of the Guarantied Obligations shall mean the repayment in full in cash or immediately available funds (or, (a) in the case of contingent reimbursement obligations with respect to Letters of Credit, providing Letter of Credit Collateralization, and (b) in the case of obligations with respect to Bank Products (other than Hedge Obligations), providing Bank Product Collateralization) of all of the Guarantied Obligations (including the payment of any termination amount then applicable (or which would or could become applicable as a result of the repayment of the other Guarantied Obligations) under Hedge Agreements provided by Hedge Providers) other than (i) unasserted contingent indemnification Guarantied Obligations, (ii) any

Bank Product Obligations (other than Hedge Obligations) that, at such time, are allowed by the applicable Bank Product Provider to remain outstanding without being required to be repaid or cash collateralized, and (iii) any Hedge Obligations that, at such time, are allowed by the applicable Hedge Provider to remain outstanding without being required to be repaid. Any reference herein to any Person shall be construed to include such Person’s successors and assigns.  Any requirement of a writing contained herein or any other Loan Document shall be satisfied by the transmission of a Record and any Record so transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.  The captions and headings are for convenience of reference only and shall not affect the construction of this Guaranty.

2.             Guarantied Obligations.  Guarantor hereby irrevocably and unconditionally guaranties to Agent, for the benefit of the Lender Group and the Bank Product Providers, as and for its own debt, until the final payment in full thereof, has been made, (a) the due and punctual payment of the Guarantied Obligations, when and as the same shall become due and payable, whether at maturity, pursuant to a mandatory prepayment requirement, by acceleration, or otherwise; it being the intent of Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping, observance, and fulfillment by Borrower of all of the agreements, conditions, covenants, and obligations of Borrower contained in the Credit Agreement and under each of the other Loan Documents.

3.             Continuing Guaranty.  This Guaranty includes Guarantied Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guarantied Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guarantied Obligations after prior Guarantied Obligations have been satisfied in whole or in part.  To the maximum extent permitted by law, Guarantor hereby waives any right to revoke this Guaranty as to future Guarantied Obligations.  If such a revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Agent, (b) no such revocation shall apply to any Guarantied Obligations in existence on the date of receipt by Agent of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Guarantied Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of the Lender Group in existence on the date of such revocation, (d) no payment by Guarantor, Borrower, or from any other source, prior to the date of Agent’s receipt of written notice of such revocation shall reduce the maximum obligation of Guarantor hereunder, and (e) any payment by Borrower or from any source other than Guarantor subsequent to the date of such revocation shall first be applied to that portion of the Guarantied Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of Guarantor hereunder.

4.             Performance Under this Guaranty.  In the event that Borrower fails to make any payment of any Guarantied Obligations, on or prior to the date such payment is due and payable after expiration of any applicable grace period thereof, or if Borrower shall fail to perform, keep, observe, or fulfill any other obligation referred to in clause (b) of Section 2 of this Guaranty in the manner provided in the Credit Agreement or any other Loan Document after the expiration of any applicable grace or cure period, Guarantor immediately shall cause, as applicable, such payment in respect of the Guarantied Obligations to be made or such obligation to be performed, kept, observed, or fulfilled; provided, however, that Guarantor shall not be required to perform, keep, observe, or fulfill any other obligation referred to in clause (b) of Section 2 of this Guaranty if prohibited by law.

5.             Primary Obligations.  This Guaranty is a primary and original obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment and performance which shall remain in full force and effect until the Guarantied Obligations have been satisfied in full and the Commitments have expired or have been terminated.  Guarantor hereby agrees that it is directly, jointly and severally with any other guarantor of the Guarantied Obligations, if any, liable to

Agent, for the benefit of the Lender Group and the Bank Product Providers, that the obligations of Guarantor hereunder are independent of the obligations of Borrower or any other guarantor, and that a separate action may be brought against Guarantor, whether such action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor is joined in such action.  Guarantor hereby agrees that its liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by any member of the Lender Group or any Bank Product Provider of whatever remedies they may have against Borrower or any other guarantor, or the enforcement of any lien or realization upon any security by any member of the Lender Group or any Bank Product Provider.  Guarantor hereby agrees that any release which may be given by Agent to Borrower or any other guarantor, or with respect to any property or asset subject to a Lien, shall not release Guarantor.  Guarantor consents and agrees that no member of the Lender Group nor any Bank Product Provider shall be under any obligation to marshal any property or assets of Borrower or any other guarantor in favor of Guarantor, or against or in payment of any or all of the Guarantied Obligations.

6.             Waivers.

(a)           To the fullest extent permitted by applicable law, Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans, extensions of credit, or other financial accommodations made or extended under the Credit Agreement, or the creation or existence of any Guarantied Obligations; (iii) notice of the amount of the Guarantied Obligations, subject, however, to Guarantor’s right to make inquiry of Agent to ascertain the amount of the Guarantied Obligations at any reasonable time; (iv) notice of any adverse change or other development in the condition (financial or otherwise) of Borrower or of any other fact that might increase Guarantor’s risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to any instrument among the Loan Documents or the Bank Product Agreements; (vi) notice of any Default or Event of Default under any of the Loan Documents; and (vii) all other notices and demands to which Guarantor might otherwise be entitled, except if such notice or demand is specifically required to be given to Guarantor under this Guaranty or any other Loan Documents to which Guarantor is a party.

(b)           To the fullest extent permitted by applicable law, Guarantor hereby waives the right by statute or otherwise to require any member of the Lender Group or any Bank Product Provider, to institute suit against Borrower or any other guarantor or to exhaust any rights and remedies which any member of the Lender Group or any Bank Product Provider, has or may have against Borrower or any other guarantor.  In this regard, Guarantor agrees that it is bound to the payment of each and all Guarantied Obligations, whether now existing or hereafter arising, as fully as if the Guarantied Obligations were directly owing to Agent, the Lender Group, or the Bank Product Providers, as applicable, by Guarantor.  To the fullest extent permitted by applicable law, Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guarantied Obligations shall have been fully and finally performed and indefeasibly paid in full in cash, to the extent of any such payment) of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower in respect thereof.

(c)           To the fullest extent permitted by applicable law, Guarantor hereby waives: (i) any right to assert against any member of the Lender Group or any Bank Product Provider, any defense (legal or equitable), set-off, counterclaim, or claim which Guarantor may now or at any time hereafter have against Borrower or any other party liable to any member of the Lender Group or any Bank Product Provider; (ii) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guarantied Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by any member of the Lender Group or any Bank Product Provider including any defense based upon an impairment or elimination of Guarantor’s rights of subrogation, reimbursement, contribution, or indemnity of Guarantor against Borrower or other guarantors or sureties; (iv) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement thereof, and any act which shall defer or delay the operation of any statute of limitations applicable to the Guarantied Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor’s liability hereunder.

(d)           Until the Guarantied Obligations have been paid in full, (i) Guarantor hereby postpones and agrees not to exercise any right of subrogation Guarantor has or may have as against Borrower with respect to the Guarantied Obligations; (ii) Guarantor hereby postpones and agrees not to exercise any right to proceed against Borrower or any other Person now or hereafter liable on account of the Obligations for contribution, indemnity, reimbursement, or any other similar rights (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Guarantied Obligations; and (iii) Guarantor hereby postpones and agrees not to exercise any right it may have to proceed or to seek recourse against or with respect to any property or asset of Borrower or any other Person now or hereafter liable on account of the Obligations.  Notwithstanding anything to the contrary contained in this Guaranty, Guarantor shall not exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and shall not proceed or seek recourse against or with respect to any property or asset of, Borrower or any other guarantor (including after payment in full of the Guarantied Obligations) if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Stock of Borrower or such other guarantor, as applicable, whether pursuant to the Security Agreement or otherwise.

(e)           WITHOUT LIMITING THE GENERALITY OF ANY OTHER WAIVER OR OTHER PROVISION SET FORTH IN THIS GUARANTY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR WAIVES ALL RIGHTS AND DEFENSES ARISING OUT OF AN ELECTION OF REMEDIES BY ANY MEMBER OF THE LENDER GROUP OR ANY BANK PRODUCT PROVIDER, EVEN THOUGH SUCH ELECTION OF REMEDIES, SUCH AS A NONJUDICIAL FORECLOSURE WITH RESPECT TO SECURITY FOR THE GUARANTIED OBLIGATIONS, HAS DESTROYED GUARANTOR’S RIGHTS OF SUBROGATION AND REIMBURSEMENT AGAINST BORROWER BY THE OPERATION OF APPLICABLE LAW.

(f)            Without limiting the generality of any other waiver or other provision set forth in this Guaranty, Guarantor hereby also agrees to the following waivers, to the fullest extent permitted by applicable law:

(i)         Agent’s right to enforce this Guaranty is absolute and is not contingent upon the genuineness, validity or enforceability of the Guarantied Obligations or any of the Loan Documents or Bank Product Agreements.  Guarantor agrees that Agent’s rights under this Guaranty shall be enforceable even if Borrower had no liability at the time of execution of the Loan Documents or Bank Product Agreements or the Guarantied Obligations are unenforceable in whole or in part, or Borrower ceases to be liable with respect to all or any portion of the Guarantied Obligations.

(ii)        Guarantor agrees that Agent’s rights under the Loan Documents and the Bank Product Providers’ rights under the Bank Product Agreements will remain enforceable even if the amount guaranteed hereunder is larger in amount and more burdensome than that for which Borrower is responsible.  The enforceability of this Guaranty against Guarantor shall continue until all sums due under the Loan Documents and Bank Product Agreements have been paid in full and shall not be limited or affected in any way by any impairment or any diminution or loss of value of any security or collateral for Borrower’s obligations under the Loan Documents and the Bank Product Agreements, from whatever cause, the failure of any security interest in any such security or collateral or any disability or other defense of Borrower, any other guarantor of Borrower’s obligations under any other Loan Document or any Bank Product Agreement, any pledgor of collateral for any person’s obligations to Agent or any other person in connection with the Loan Documents and the Bank Product Agreements.

(iii)       Guarantor waives the right to require Agent to (A) proceed against Borrower, any guarantor of Borrower’s obligations under any Loan Document or Bank Product Agreement, any other pledgor of collateral for any person’s obligations to Agent or any other person in connection with the Guarantied Obligations, (B) proceed against or exhaust any other security or collateral Agent may hold, or (C) pursue any other right or remedy for Guarantor’s benefit, and agrees that Agent may exercise its right under this Guaranty without taking any action against Borrower, any other guarantor of Borrower’s obligations under the Loan Documents or the Bank Product Agreements, any pledgor of collateral for any person’s obligations to Agent or any other person in connection with the Guarantied Obligations, and without proceeding against or exhausting any security or collateral Agent holds.

(iv)       Guarantor waives, to the fullest extent permitted by applicable law, (A) any right that Guarantor may have to require Agent to conduct any Disposition of Collateral in a commercially reasonable manner, and (B) any claim that it may have in respect of any failure of Agent to conduct such a Disposition in a commercially reasonable manner, or in respect of any impairment, however caused, of the value of any Collateral that is the subject of such Disposition, and hereby releases Agent, the other members of the Lender Group, and the Bank Product Providers from each and every claim described in this Section 6(f)(iv).

7.             Releases.  Guarantor consents and agrees that, without notice to or by Guarantor and without affecting or impairing the obligations of Guarantor hereunder, any member of the Lender Group or any Bank Product Provider may, by action or inaction, compromise or settle, shorten or extend the Maturity Date or any other period of duration or the time for the payment of the Obligations, or discharge the performance of the Obligations, or may refuse to enforce the Obligations, or otherwise elect not to enforce the Obligations, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of the Credit Agreement, any of the other Loan Documents, or the Bank Product Agreements, or may grant other indulgences to Borrower or any other guarantor in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Obligations, the Credit Agreement, any other Loan Document (including any increase or decrease in the principal amount of any Obligations or the interest, fees or other amounts that may accrue from time to time in respect thereof), or any Bank Product Agreement, or may, by action or inaction, release or substitute the Borrower or any guarantor, if any, of the Guarantied Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guarantied Obligations or any other guaranty of the Guarantied Obligations, or any portion thereof.

8.             No Election.  Agent, on behalf of the Lender Group and the Bank Product Providers, shall have the right to seek recourse against Guarantor to the fullest extent provided for herein and no election by Agent, on behalf of any member of the Lender Group or any Bank Product Provider, to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of Agent’s, on behalf of the Lender Group’s or any Bank Product Provider’s, right to proceed in any other form of action or proceeding or against other parties unless Agent, on behalf of the Lender Group or the Bank Product Providers, has expressly waived such right in writing.  Specifically, but without limiting the generality of the foregoing, no action or proceeding by Agent, on behalf of the Lender Group or the Bank Product Providers, under any document or instrument evidencing the Guarantied Obligations shall serve to diminish the liability of Guarantor under this Guaranty except to the extent that the Lender Group and the Bank Product Providers finally and unconditionally shall have realized indefeasible payment in full of the Guarantied Obligations by such action or proceeding.

9.             Revival and Reinstatement.  If the incurrence or payment of the Guarantied Obligations or the obligations of Guarantor under this Guaranty by Guarantor or the transfer by Guarantor to Agent of any property of Guarantor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors’ rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a “Voidable Transfer”), and if the Lender Group is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Lender Group is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of the Lender Group related thereto, the liability of Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

10.           Financial Condition of Borrower.  Guarantor represents and warrants to the Lender Group and the Bank Product Providers that it is currently informed of the condition (financial and otherwise) of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guarantied Obligations.  Guarantor further represents and warrants to the Lender Group and the Bank Product Providers that it has read and understands the terms and conditions of the Credit Agreement and each other Loan Document.  Guarantor hereby covenants that it will continue to keep itself informed of Borrower’s condition (financial and otherwise), the condition (financial and otherwise) of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Guarantied Obligations.

11.           Payments; Application.  All payments to be made hereunder by Guarantor shall be made in Dollars, in immediately available funds, and without deduction (whether for taxes or otherwise) or offset and shall be applied to the Guarantied Obligations in accordance with the terms of the Credit Agreement.

12.           Attorneys Fees and Costs.  Guarantor agrees to pay, on demand, all reasonable attorneys fees and all other reasonable costs and expenses which may be incurred by Agent or the Lender Group in connection with the enforcement of this Guaranty or in any way arising out of, or consequential to, the protection, assertion, or enforcement of the Guarantied Obligations (or any security therefor), or any rights or remedies related to the foregoing, irrespective of whether suit is brought.

13.           Notices.  All notices and other communications hereunder to Agent shall be in writing and shall be mailed, sent, or delivered in accordance Section 11 of the Credit Agreement.  All notices and other communications hereunder to Guarantor shall be in writing and shall be mailed, sent, or delivered in care of Borrower in accordance with Section 11 of the Credit Agreement.

14.           Cumulative Remedies.  No remedy under this Guaranty, under the Credit Agreement, any other Loan Document, or any Bank Product Agreement is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty, under the Credit Agreement, any other Loan Document, or any Bank Product Agreement, and those provided by law.  No delay or omission by the Lender Group or any Bank Product Provider, or Agent on behalf thereof, to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof.  No failure on the part of any member of the Lender Group or any Bank Product Provider, or Agent on behalf thereof, to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.

15.           Severability of Provisions.  Each provision of this Guaranty shall be severable from every other provision of this Guaranty for the purpose of determining the legal enforceability of any specific provision.

16.           Entire Agreement; Amendments.  This Guaranty constitutes the entire agreement between Guarantor and the Lender Group pertaining to the subject matter contained herein.  Except for modifications made pursuant to the execution and delivery of a joinder and supplement in accordance with Section 21 hereof, this Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by Guarantor and Agent, on behalf of the Lender Group.  Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given.  No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

17.           Successors and Assigns.  This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Lender Group and the Bank Product Providers; provided, however, except in connection with a Permitted Merger, Guarantor shall not assign this Guaranty or delegate any of its duties hereunder without Agent’s prior written consent and any unconsented to assignment shall be absolutely null and void.  In the event of any assignment, participation, or other transfer of rights by the Lender Group or the Bank Product Providers, the rights and benefits herein conferred upon the Lender Group and the Bank Product Providers shall automatically extend to and be vested in such assignee or other transferee.

18.           No Third Party Beneficiary.  This Guaranty is solely for the benefit of each member of the Lender Group, each Bank Product Provider, and each of their successors and assigns and may not be relied on by any other Person.

19.           CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

THE VALIDITY OF THIS GUARANTY, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK, STATE OF NEW YORK, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND.  GUARANTOR AND AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 19.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, AGENT AND GUARANTOR HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS.  GUARANTOR AND AGENT REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.  IN THE EVENT OF LITIGATION, A COPY OF THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

EACH GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK AND THE STATE OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT.  EACH GUARANTOR HEREBY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS GUARANTY OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

20.           Counterparts; Electronic Execution.  This Guaranty may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Guaranty.  Delivery of an executed counterpart of this Guaranty by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Guaranty.  Any party delivering an executed counterpart of this Guaranty by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Guaranty but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guaranty.

21.           New Subsidiaries.  Guarantor shall cause any Subsidiary (whether by acquisition or formation) of any Loan Party that is required pursuant to Section 5.11 of the Credit Agreement to execute a joinder to this Guaranty by such date as is required thereunder to execute and deliver to Agent a joinder to this Guaranty in form and substance reasonably satisfactory to Agent.  Upon the execution and delivery of such a joinder by any such Subsidiary, such Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein.  The execution and delivery of any agreement or instrument adding an additional Guarantor as a party to this Guaranty shall not require the consent of Guarantor hereunder.  The rights and obligations of Guarantor hereunder shall remain in full force and effect, and shall be joint and several with each new Guarantor, as though such new Guarantor had originally been named as a Guarantor hereunder on the date of this Guaranty.

22.           Agreement to be Bound.  Guarantor hereby agrees to be bound by each and all of the terms and provisions of the Credit Agreement applicable to Guarantor.  Without limiting the generality of the foregoing, by its execution and delivery of this Guaranty, Guarantor hereby:  (a) makes to the Lender Group each of the representations and warranties set forth in the Credit Agreement applicable to Guarantor fully as though Guarantor were a party thereto, and such representations and warranties are incorporated herein by this reference, mutatis mutandis; and (b) agrees and covenants (i) to do each of the things set forth in the Credit Agreement that Borrower agrees and covenants to cause Guarantor to do, and (ii) to not do each of the things set forth in the Credit Agreement that Borrower agrees and covenants to cause Guarantor not to do, in each case, fully as though Guarantor was a party thereto, and such agreements and covenants are incorporated herein by this reference, mutatis mutandis.

23.           Effect of Amendment and Restatement.  Upon the effectiveness hereof, this Guaranty amends and restates in its entirety as of the Closing Date the Original Guaranty.  The execution and delivery of this Guaranty and the consummation of the transactions contemplated hereby are not intended by the parties to be, and shall not constitute, a novation or an accord and satisfaction of the Guarantied Obligations or any other obligations owing to Agent and the Lenders under the Original Guaranty or any other Loan Document.

24.           Acknowledgment of Prior Obligations and Continuation Thereof.  Guarantor (a) consents to the amendment and restatement of the Original Guaranty by this Guaranty, (b) acknowledges and agrees that (i) its Guarantied Obligations (as defined in the Original Guaranty) owing to Agent and the Lenders, and (ii) the prior grant or grants of security interests in favor of any of Agent or the Lender Group or the Bank Product Providers in its properties and assets, under each “Loan Document” as defined in the Original Credit Agreement (the “Original Loan Documents”), and each Loan Document to which it is a party shall be in respect of its Guarantied Obligations under this Guaranty and the other Loan Documents; (c) reaffirms (i) all of its Guarantied Obligations (as defined in the Original Guaranty) owing to Agent and Lenders, and (ii) all prior or concurrent grants of security interests in favor of any of Agent or the Lender Group or the Bank Product Providers under each Original Loan Document and each Loan Document; and (d) agrees that, except as expressly amended hereby or unless being amended and restated concurrently herewith, each of the Original Loan Documents to which it is a party is and shall remain in full force and effect.  Although Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to the same, it understands that Agent and the Lenders shall have no obligation to inform it of such matters in the future or to seek its acknowledgment or agreement to future amendments or modifications except as expressly required by the Loan Documents, and nothing herein shall create such a duty.

25.           No Novation.  This Guaranty does not extinguish the obligations for the payment of money outstanding under the Original Guaranty or discharge or release the obligations or the liens or priority of any mortgage, pledge, security agreement or any other security therefor.  Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Original Guaranty, the other Original Loan Documents or instruments securing the same, which shall remain in full force and effect, except as modified hereby or by instruments or agreements executed concurrently herewith.  Nothing expressed or implied in this Guaranty shall be construed as a release or other discharge of Guarantor from any of its obligations or liabilities under the Original Guaranty or any of the security agreements, pledge agreements, mortgages, guaranties or other Loan Documents executed in connection therewith.  Guarantor hereby (a) confirms and agrees that each Original Loan Document to which it is a party that is not being amended and restated concurrently herewith is, and shall continue to be, in full force and effect and is hereby reaffirmed, ratified and confirmed in all respects except that on and after the Closing Date, all references in any such Original Loan Document to “the Guaranty,” “thereto,” “thereof,” “thereunder” or words of like import referring to the Original Guaranty shall mean the Original Guaranty as amended and restated by this Guaranty; and (b) confirms and agrees that to the extent that any such Original Loan Document purports to assign or pledge to any of Agent or the Lender Group or the Bank Product Providers or to grant to any of Agent or Lender Group or the Bank Product Providers a security interest in or lien on, any collateral as security for the obligations of such Guarantor or any other Loan Party, as the case may be, from time to time existing in respect of the Original Guaranty or any Original Loan Document, such pledge or assignment or grant of the security interest or lien is hereby ratified and confirmed in all respects with respect to this Guaranty and the Loan Documents.

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date first written above.

GUARANTOR:

HAWAIIAN HOLDINGS, INC., a Delaware corporation

By:	/s/ Peter R. Ingram
Name:	Peter R. Ingram
Title:	Executive Vice President, Chief Financial Officer and Treasurer

[SIGNATURE PAGE TO AMENDED AND RESTATED GUARANTY]

ACCEPTED AND AGREED AS OF

THE DATE FIRST WRITTEN ABOVE:

AGENT:	WELLS FARGO CAPITAL FINANCE, INC., a California corporation

	By:	/s/ Amelie Yehros
	Name:	Amelie Yehros
	Title:	SVP

[SIGNATURE PAGE TO AMENDED AND RESTATED GUARANTY]